UNITED STATES
SECRUITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.___)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Sec. 240.14a-12

STADION INVESTMENT TRUST
(Name of Registrant as Specified In Its Charter)

ALPS Fund Services, Inc.
Attn:  Jennifer T. Welsh
1290 Broadway, Suite 1100
Denver, CO  80203
720-917-0997

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ]            Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

PLEASE HELP US TODAY

April 16, 2015

Dear Valued Shareholder,

We still need your help. Today, the special meeting of shareholders of your Fund, the Stadion Tactical Income Fund, was adjourned for nearly two weeks to provide shareholders who have not yet cast their important proxy vote with additional time to do so.  Our records indicate that your proxy voting instructions have not yet been received. Your Fund is close to securing the required votes to hold this special meeting and proceed with the business of the Fund.

Please take a moment now to cast your vote.  The meeting has been adjourned until April 29th.

We have set up the convenient voting options listed below.  Voting will only take a couple of minutes.   We are almost there; please help us by voting today.

Thank you very much for your assistance

Sincerely,

Judson P. Doherty, CFA
CEO, President

PS – More information regarding this special meeting and the proposals can be found in the proxy statement.  If you would like another copy of the proxy statement or have proxy-related questions, please call 1-866-521-4198 for assistance.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Here are three convenient methods for voting your proxy:

1.	Vote with a Telephone Voting Representative. You may cast your vote by telephone with a proxy representative by calling toll-free 1-866-521-4198. Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by visiting the Internet address located on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first three options above to ensure that your response is received in time for the adjourned special meeting on April 29th.

NOBO

PLEASE HELP US TODAY

April 16, 2015

Dear Valued Shareholder,

We still need your help. Today, the special meeting of shareholders of your Fund, the Stadion Tactical Income Fund, was adjourned for nearly two weeks to provide shareholders who have not yet cast their important proxy vote with additional time to do so.  Our records indicate that your proxy voting instructions have not yet been received. Your Fund is close to securing the required votes to hold this special meeting and proceed with the business of the Fund.

Please take a moment now to cast your vote.  The meeting has been adjourned until April 29th.

We have set up the convenient voting options listed below.  Voting will only take a couple of minutes.   We are almost there; please help us by voting today.

Thank you very much for your assistance

Sincerely,

Judson P. Doherty, CFA
CEO, President

PS – More information regarding this special meeting and the proposals can be found in the proxy statement.  If you would like another copy of the proxy statement or have proxy-related questions, please call 1-866-521-4198 for assistance.  Representatives are available between the hours of 9:00 a.m. and 10:00 p.m. Eastern Time.

Here are three convenient methods for voting your proxy:

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

2.	Vote via the Internet. You may cast your vote using the Internet by visiting the Internet address located on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided. If convenient for you, please utilize one of the first two options above to ensure that your response is received in time for the adjourned special meeting on April 29th.

OBO